UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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FORMFACTOR, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FORMFACTOR, INC.
7005 Southfront Road
Livermore, California 94551
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 19, 2005
To Our Stockholders:
      NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of FormFactor, Inc. will be held at our offices located at 7005 Southfront Road, Livermore, California, on Thursday, May 19, 2005, at 3:00 p.m., Pacific Daylight Time, for the following purposes:

1. To elect two Class II directors to our Board of Directors, each to serve on our Board of Directors until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. The director nominees are:

Dr. Homa Bahrami
G. Carl Everett, Jr.

2. To ratify the selection of PricewaterhouseCoopers LLP as FormFactor’s independent auditor for the fiscal year ending December 31, 2005.

3. To act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
      The foregoing items of business are more fully described in the Proxy Statement for 2005 Annual Meeting of Stockholders accompanying this Notice. The record date for determining those stockholders of our company who will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof is March 31, 2005. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at FormFactor’s principal executive offices.
      Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote by completing, dating, signing and promptly returning the accompanying proxy in the enclosed postage-paid envelope (to which no postage need be affixed if mailed in the United States) so that your shares may be represented at the Annual Meeting. Returning the accompanying proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Stuart L. Merkadeau
Secretary
Livermore, California
April 25, 2005

FORMFACTOR, INC.
7005 Southfront Road
Livermore, California 94551
April 25, 2005
2005 ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of FormFactor, Inc., which will be held at our offices located at 7005 Southfront Road, Livermore, California, on Thursday, May 19, 2005, at 3:00 p.m., Pacific Daylight Time.
      The agenda for the Annual Meeting is described in detail in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement. We urge you to carefully review the attached proxy materials.
      Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote by completing, dating, signing and promptly returning the accompanying proxy in the enclosed postage-paid envelope (to which no postage need be affixed if mailed in the United States) so that your shares may be represented at the Annual Meeting. Returning the accompanying proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.
      We thank you for your support and look forward to seeing you at the Annual Meeting.
      With best regards,

Dr. Igor Y. Khandros	Joseph R. Bronson
Chief Executive Officer	President
Livermore, California
April 25, 2005

      The information in the Report of the Audit Committee, the Report of the Compensation Committee and the Stock Price Performance Graph contained in this Proxy Statement shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference into such filings. In addition, this information shall not otherwise be deemed to be “soliciting material” or to be filed under those Acts.

FORMFACTOR, INC.
7005 Southfront Road
Livermore, California 94551

PROXY STATEMENT
FOR
2005 ANNUAL MEETING OF STOCKHOLDERS

April 25, 2005
GENERAL
      These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of FormFactor, Inc., a Delaware corporation, with respect to the 2005 Annual Meeting of Stockholders to be held at our offices located at 7005 Southfront Road, Livermore, California, on Thursday, May 19, 2005, at 3:00 p.m., Pacific Daylight Time, and at any adjournment or postponement of the Annual Meeting.
      This Proxy Statement and the accompanying proxy card were first mailed to our stockholders on or about April 25, 2005. Our Annual Report on Form 10-K for the fiscal year ended December 25, 2004 was enclosed with this Proxy Statement in such mailing.
Purpose of Annual Meeting
      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.
Voting and Solicitation
      Record Date. Only stockholders of record of our common stock at the close of business on March 31, 2005, which is the record date, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, we had 39,197,061 shares of FormFactor common stock outstanding and entitled to vote, which were held by 163 stockholders of record.
      Voting Rights. Holders of our common stock are entitled to one vote for each share held as of the record date. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees for director and the selection of PricewaterhouseCoopers as our independent auditor, all as presented in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement. Please note that if your shares of our common stock are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.
      Quorum. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority of the shares of our common stock entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
      Vote Required to Approve Proposals. With respect to Proposal No. 1, directors will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Stockholders may not cumulate votes in the election of directors. Approval and adoption of Proposal No. 2 requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting. The effectiveness of any of the proposals is not conditioned upon the approval by our stockholders of any other proposal by the stockholders.
      Effect of Abstentions and Broker Non-Votes. Abstentions will have no effect with regard to the election of directors, since approval of a percentage of shares present or outstanding is not required for this proposal, but will have the same effect as negative votes with regard to all other matters. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or, in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Brokers that are members of certain exchanges are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals, such as all of the proposals to be voted on at the Annual Meeting. If a broker votes shares that are not voted by its clients for or against a proposal, those shares are considered present and entitled to vote at the Annual Meeting, and will be counted towards determining whether or not a quorum is present. Those shares will also be taken into account in determining the outcome of all of the proposals. Although all of the proposals to be voted on at the meeting are considered “routine,” where a proposal is not “routine,” a broker who has received no instructions from its clients generally does not have discretion to vote its clients’ unvoted shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares would be considered present for purposes of determining whether or not a quorum is present, but would not be considered entitled to vote on the proposal or counted as affirmative votes with respect to its approval.
Recommendations of our Board of Directors
      Proposal No. 1. Our Board of Directors recommends a vote FOR the election of Dr. Homa Bahrami and G. Carl Everett, Jr. to our Board of Directors as Class II directors.
      Proposal No. 2. Our Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2005.
How to Vote
      Voting by Mail. By completing, dating, signing and returning the proxy accompanying this Proxy Statement in the enclosed postage-paid envelope (to which no postage need be affixed if mailed in the United States), you are authorizing the individuals named on the proxy, who are officers of FormFactor and are known as proxy holders, to vote your shares at the Annual Meeting in the manner that you indicate. We encourage you to sign and return the proxy even if you plan to attend the Annual Meeting. In this way, your shares will be voted if you are unable to attend the Annual Meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please complete, date, sign and return all proxies to ensure that all of your shares of our common stock are voted at the Annual Meeting.
      Voting in Person. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker, bank or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of such shares.
Revocability of Proxies
      Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting, or at the Annual Meeting prior to the commencement of voting at the Annual Meeting. A proxy may be revoked by any of the following methods:

•	a written instrument delivered to us stating that the proxy is revoked;

•	a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting; or

•	attendance at the Annual Meeting and voting in person.

Adjournment of Annual Meeting
      In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.
Expenses of Soliciting Proxies; Solicitation
      We will pay the entire cost of soliciting proxies to be voted at the Annual Meeting, including the preparation, assembly, printing and mailing of these proxy materials. Copies of these proxy materials will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In these cases, we may reimburse the record holders for their reasonable expenses for forwarding proxy materials to, and obtaining authority to execute proxies from, such beneficial owners. Following the original mailing of these proxy materials, our directors, officers and employees may also solicit proxies by mail, telephone or in person. We will not pay any compensation to these individuals for their proxy solicitation efforts, but we may reimburse them for reasonable out-of pocket expenses in connection with any solicitation. In addition, we may engage a proxy solicitor to assist in the solicitation of proxies from our stockholders. If we engage a proxy solicitor, we expect that the fees we would pay to the proxy solicitor would not exceed $10,000, plus reasonable out-of-pocket expenses.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      The first proposal is to elect two Class II directors to our Board of Directors. The Class II nominees are Dr. Homa Bahrami and G. Carl Everett, Jr., who are current directors of FormFactor. These nominees have been duly recommended by our Governance Committee and nominated by our Board of Directors, and have elected to stand for reelection. The proxy holders intend to vote all proxies received by them for Dr. Bahrami and Mr. Everett, unless otherwise instructed. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes in the election of directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted for a nominee designated by our Board of Directors to fill the vacancy. As of the date of this Proxy Statement, our Board of Directors is not aware that any nominee is unable or will decline to serve as a director of our company.
      Our Board of Directors recommends a vote FOR the election of Dr. Homa Bahrami and G. Carl Everett, Jr. to our Board of Directors as Class II directors.
Board of Directors
      Our Board of Directors consists of seven members and is divided into three classes, which we have designated as Classes I, II and III. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Our Board of Directors has determined that each of our directors, other than Dr. Khandros, who is our Chief Executive Officer, and Mr. Bronson, who is our President, is independent within the meaning of the rules of the Nasdaq National Market. Accordingly, more than a majority of the members of our Board are independent.

      The names, positions with FormFactor and other information regarding our directors, including the Class II nominees, are set forth in the table below.

Name of Director	Age	Class	Position with FormFactor	Director Since

Dr. Homa Bahrami(3)	50	II	Director	December 2004
Joseph R. Bronson	56	III	President and Director	April 2002
Dr. William H. Davidow(2),(3)	70	I	Chairman of the Board of Directors	April 1995
G. Carl Everett, Jr.(1),(2),(3)	54	II	Director	June 2001
Dr. Igor Y. Khandros	50	I	Chief Executive Officer and Director	April 1993
James A. Prestridge(1),(2)	73	III	Director	April 2002
Harvey A. Wagner(1)	64	III	Director	February 2005

(1)	Current member of the Audit Committee.

(2)	Current member of the Compensation Committee.

(3)	Current member of the Governance Committee.
      Dr. Homa Bahrami has served as a Director since December 2004. Dr. Bahrami is a Senior Lecturer at the Haas School of Business, University of California at Berkeley. Dr. Bahrami has been on the Haas School faculty since 1986 and is widely published on organizational design and organizational development challenges and trends in the high technology sector. Dr. Bahrami holds a Ph.D. in organizational behavior from Aston University, U.K.
      Joseph R. Bronson has served as our President and a member of the Office of the Chief Executive since November 2004. Mr. Bronson has also served as a Director since April 2002. He was an executive Vice President of Applied Materials, Inc., a manufacturer of semiconductor wafer fabrication equipment, from December 2000 to October 2004 and a member of the Office of the President and the Chief Financial Officer of Applied Materials from January 1998 to October 2004. Mr. Bronson served as a Senior Vice President and as the Chief Administrative Officer of Applied Materials from January 1998 to December 2002 and as a Group Vice President of Applied Materials from April 1994 to January 1998. Mr. Bronson serves on the Board of Directors of two publicly traded companies, Jacob Engineering Group Inc. and Advanced Energy Industries, Inc. Mr. Bronson is a Certified Public Accountant and holds a B.S. in accounting from Fairfield University and an M.B.A. from the University of Connecticut.
      Dr. William H. Davidow has served as a Director since April 1995 and as Chairman of the Board of Directors since June 1996. Since 1985, Dr. Davidow has been a general partner of Mohr, Davidow Ventures, a venture capital firm. Dr. Davidow serves as Director Emeritus of the Board of Directors of one publicly traded company, Rambus Inc. Dr. Davidow holds an A.B. and a M.S. in electrical engineering from Dartmouth College, a M.S. in electrical engineering from the California Institute of Technology and a Ph.D. in electrical engineering from Stanford University.
      G. Carl Everett, Jr. has served as a Director since June 2001. Mr. Everett founded GCE Ventures, a venture advisement firm, in April 2001. Mr. Everett is also a partner at Accel Partners, an early stage venture capital firm located in Palo Alto, California. From February 1998 to April 2001, Mr. Everett served as Senior Vice President, Personal Systems Group of Dell Computer Corporation. During 1997, Mr. Everett was on a personal sabbatical. From 1978 to December 1996, Mr. Everett held several management positions with Intel Corporation, including Senior Vice President and General Manager of the Microprocessor Products Group and Senior Vice President and General Manager of the Desktop Products Group. Mr. Everett holds a B.A. in business administration from New Mexico State University.
      Dr. Igor Y. Khandros founded FormFactor in April 1993 and has served as the Company’s Chief Executive Officer and as a Director since that time. He also served as President from April 1993 to November 2004. From 1990 to 1992, Dr. Khandros served as the Vice President of Development of Tessera,

Inc., a provider of chip scale packaging technology that he co-founded. From 1986 to 1990, he was employed at the Yorktown Research Center of IBM Corporation as a member of the technical staff and a manager. From 1979 to 1985, Dr. Khandros was employed at ABEX Corporation, a casting foundry and composite parts producer, as a research metallurgist and a manager, and he was an engineer from 1977 to 1978 at the Institute of Casting Research in Kiev, Russia. Dr. Khandros holds an M.S. equivalent degree in metallurgical engineering from Kiev Polytechnic Institute in Kiev, Russia, and a Ph.D. in metallurgy from Stevens Institute of Technology.
      James A. Prestridge has served as a Director since April 2002. Mr. Prestridge served as a Director of Teradyne Inc., a manufacturer of automated test equipment, from May 1992 until May 2000. Mr. Prestridge was Vice Chairman of Teradyne from January 1996 until May 2000 and served as Executive Vice President of Teradyne from 1992 until May 2000. Mr. Prestridge holds a B.S. in general engineering from the U.S. Naval Academy and an M.B.A. from Harvard University. Mr. Prestridge served as a Captain in the U.S. Marine Corps.
      Harvey A. Wagner has served as a Director since February 2005. Mr. Wagner has been President and Chief Executive Officer of Quovadx, Inc., a Nasdaq-listed global software and services firm based in Englewood, Colorado, since October 2004 and a member of the Board of Directors of Quovadx since April 2004. From May 2004 through October 2004, Mr. Wagner also served as acting President and Chief Executive Officer of Quovadx. Prior to joining Quovadx, he served as Executive Vice President and Chief Financial Officer of Mirant Corporation. In addition to Quovadx and FormFactor, Mr. Wagner also serves on the Board of Directors of Cree, Inc., a publicly traded company where he is Chairman of the Audit Committee and a member of the Compensation Committee and the Nominating and Governance Committee, as well as Proficient Systems, Inc., a privately held company. Mr. Wagner has business experience in both Fortune 500 companies and in emerging, multi-national high-technology companies. He has served as CFO for four New York Stock Exchange and two Nasdaq-listed companies in the software, computer hardware, energy, and telecommunications industries. Mr. Wagner holds a B.B.A. in Accounting from the University of Miami in Coral Gables, Florida.
Board and Committee Meetings
      During our fiscal year ended December 25, 2004, our Board of Directors held eleven meetings. All of our directors attended or participated in all of the meetings of the Board of Directors held during fiscal 2004 with the exception of Dr. Thomas J. Campbell, who participated in more than 75% of such meetings and in all of the meetings of the committees on which he served prior to his resignation from his position as a Director of the Company effective December 1, 2004.
      The independent members of our Board of Directors meet regularly in executive sessions outside of the presence of management.
Committees of the Board of Directors
      Our Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee.
      Audit Committee. The Audit Committee oversees our company’s accounting and financial reporting processes and the audits of our financial statements, including oversight of our systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, our internal audit function and the selection, compensation and evaluation of our independent auditor. During fiscal 2004, the Audit Committee met seventeen times and was comprised of Mr. Bronson, who served as chairperson, Mr. Everett and Mr. Prestridge, except during November and December 2004, for which period the Committee was comprised of Messrs. Everett and Prestridge, with Mr. Everett serving as interim chairperson. Mr. Everett continued to serve as interim chairperson until Mr. Wagner, who joined our Board of Directors in February 2005, assumed the chairperson role effective March 1, 2005. The current members of our Audit Committee are Messrs. Everett, Prestridge and Wagner. Our Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the rules of the Securities and Exchange Commission and the Nasdaq National Market and is able to read and understand fundamental financial statements as contemplated by such rules. Our Board of Directors has also determined that Mr. Wagner is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission and is financially sophisticated within the meaning of the rules of the Nasdaq National Market. Our Board of Directors and the Audit Committee have adopted a charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A.
      Compensation Committee. The Compensation Committee oversees our company’s compensation policies and programs, determines the compensation of our executive officers and Board of Directors, and administers our equity and benefit plans. During fiscal 2004, the Compensation Committee met four times and was comprised of Dr. Davidow and Messrs. Bronson and Everett, except during November and December 2004, for which period the Committee was comprised of Dr. Davidow and Messrs. Everett and Prestridge. The current members of our Compensation Committee are Dr. Davidow and Messrs. Everett and Prestridge. Mr. Prestridge is the chairperson of this committee. Our Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the rules of the Nasdaq National Market, a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, and an outside director within the meaning of Section 162(m) of the Internal Revenue Code. Our Board of Directors and the Compensation Committee have adopted a charter for the Compensation Committee, a copy of which was filed as Appendix B to our Proxy Statement for 2004 Annual Meeting of Stockholders.
      Governance Committee. The Governance Committee oversees our company’s corporate governance practices and our process for identifying, evaluating and recommending for nomination by our Board of Directors individuals for service on the Board and its committees. During fiscal 2004, the Governance Committee met two times and was comprised of Dr. Davidow and Messrs. Campbell and Prestridge, except during December 2004, for which period the Committee was comprised of Drs. Bahrami and Davidow and Mr. Prestridge. The current members of the Governance Committee are Drs. Bahrami and Davidow and Mr. Everett. Dr. Bahrami is the chairperson of this committee. Our Board of Directors has determined that each member of the Governance Committee is independent within the meaning of the rules of the Nasdaq National Market. Our Board of Directors and the Governance Committee have adopted a charter for the Governance Committee. The charter of this committee is not available on our company website; however a copy of this charter was filed as Appendix C to our Proxy Statement for 2004 Annual Meeting of Stockholders.
Director Compensation
      For fiscal 2004, our independent directors received annual compensation of $12,500, compensation of $1,000 for each Board meeting attended, and compensation of $500 for each Board committee meeting attended. For fiscal 2005, our independent directors will receive annual compensation of $20,000, compensation of $2,000 for each Board meeting attended, $1,000 for meetings attended telephonically, and compensation of $1,000 for each Board committee meeting attended. Additionally, we will pay additional annual compensation of $5,000 to each committee chair and $15,000 to the Chairman of the Board. Our non-independent directors do not receive cash compensation for their services as directors. All of our directors are reimbursed for their reasonable expenses in attending Board and Board committee meetings.
      Each of our directors is eligible to participate in our 2002 Equity Incentive Plan. Under this plan, option grants to directors who are our employees, or employees of a parent or subsidiary of ours, are made at the discretion of the Compensation Committee, and option grants to directors who are not our employees, or employees of a parent or subsidiary of ours, are automatic and non-discretionary. Each non-employee director who becomes a member of our Board of Directors is granted an option to purchase 12,500 shares of our common stock as of the date that director joins the Board. In addition, immediately after each annual meeting of our stockholders, each non-employee director is automatically granted an additional option to purchase 12,500 shares of our common stock, as long as the non-employee director is a member of our Board on that date and has served continuously as a member of our Board for at least 12 months since the last option grant to that non-employee director. If less than 12 months has passed, then the number of shares subject to the option granted after the annual meeting is 12,500 multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last option grant to that director and the denominator of which is 365 days.
      Each option granted to a director under our 2002 Equity Incentive Plan will have an exercise price equal to the fair market value of our common stock on the date of grant. The options will have ten-year terms and will terminate three months after the date the director ceases to be a director or consultant or 12 months if the termination is due to death or disability. All options granted to non-employee directors who first became members of our Board of Directors after our initial public offering will vest over a one-year period at a rate of 1/12th of the total shares granted at the end of each full succeeding month, so long as the non-employee director continuously remains our director or consultant. All succeeding option grants to non-employee directors who were members of our Board of Directors prior to our initial public offering will vest as to 1/12th of the total shares granted at the end of each full succeeding month from the later of the date of grant or the date when all outstanding stock options and all outstanding shares issued upon exercise of any stock options granted to the non-employee director prior to the grant of such succeeding grant have fully vested. In the event of our dissolution or liquidation or a change in control transaction, options granted to our non-employee directors under the plan will become 100% vested and exercisable in full.
      In connection with Dr. Bahrami’s appointment to the Board, in December 2004 we granted Dr. Bahrami an option under the 2002 Equity Incentive Plan to purchase 12,500 shares of our common stock at an exercise price of $25.65 per share, with other terms as specified above.
Compensation Committee Interlocks and Insider Participation
      None of the members of our Compensation Committee has at any time since our incorporation been one of our officers or employees. None of our executive officers serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee.
Consideration of Director Nominees
      Our Governance Committee identifies, evaluates and recommends individuals for nomination by our Board of Directors for election as directors of our Board. The committee generally identifies nominees based upon recommendations by our directors and management. In addition, our Governance Committee also considers recommendations properly submitted by our stockholders. The committee may retain recruiting professionals to assist in the identification and evaluation of candidates for director nominees. To date, we have not paid any third parties to assist us in this process.
      In selecting nominees for our Board of Directors, the Governance Committee considers candidates based on the need to satisfy the applicable rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq National Market, including the requirements for independent directors and an audit committee financial expert. Our Governance Committee also evaluates candidates in accordance with its charter, assessing a number of factors, including the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for our Board generally and the candidate’s integrity, business acumen, understanding of our company’s business and industry, diversity, availability, commitments to serve on other boards, independence of thought, and overall ability to represent the interests of all stockholders of our company. The Governance Committee uses the same standards to evaluate nominees proposed by our directors, management and stockholders.
      Stockholders can recommend qualified candidates for our Board of Directors by writing to our Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551. When making recommendations, a stockholder should submit recommendations for individuals that meet at least the criteria outlined above. Such recommendations should be accompanied by the information required by our bylaws and Regulation 14A under the Securities Exchange Act of 1934, which includes evidence of the nominating stockholder’s ownership of FormFactor common stock, biographical information regarding the candidate, and the candidate’s written consent to serve as a director if elected. We require that any such recommendations for inclusion in our proxy materials for our 2006 Annual Meeting of Stockholders be made no later than

December 15, 2005 to ensure adequate time for meaningful consideration by the Governance Committee. See “Proposals for Our 2006 Annual Meeting of Stockholders” for additional information regarding deadlines for submitting proposals. Properly submitted recommendations will be forwarded to our Governance Committee for review and consideration. The committee may consider in the future whether our company should adopt a more formal policy regarding stockholder nominations.
      After evaluating Dr. Bahrami and Mr. Everett, our Governance Committee recommended to our Board of Directors in accordance with its charter, and our Board approved, the nomination of these current directors for election to our Board at our Annual Meeting.
Stockholder Communication with Our Board
      Our stockholders may communicate with our Board of Directors or any of our individual directors by submitting correspondence by mail to our Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, or by electronic mail at corporatesecretary@formfactor.com. Our Corporate Secretary or his or her designee will review such correspondence and provide such correspondence and/or summaries thereof, as appropriate, to our Board of Directors. Our Corporate Secretary or his or her designee will handle correspondence relating to accounting, internal controls or auditing matters in accordance with our Statement of Policy Regarding Corporate Code Violations (Complaints and Concerns and WhistleBlowers), which Statement is available on our company website at http://www.formfactor.com. Please note that information on our company website is not incorporated by reference in this Proxy Statement. Our Governance Committee will periodically review our process for stockholders to communicate with our Board of Directors to ensure effective communications.
Board Attendance at Annual Meetings
      We encourage the members of our Board of Directors to attend our annual meeting of stockholders. We do not have a formal policy regarding attendance of annual meetings by the members of our Board. We may consider in the future whether our company should adopt a more formal policy regarding director attendance at annual meetings. All of our directors attended last year’s annual meeting.
Corporate Codes
      We have adopted a Statement of Corporate Code of Business Conduct that applies to our directors, officers and employees. We have also adopted a Statement of Financial Code of Ethics that applies to our chief executive officer, chief financial officer, principal accounting officer and the employees of our finance department. In addition, we have adopted a Statement of Policy Regarding Corporate Code Violations (Complaints and Concerns and WhistleBlowers) that is designed to ensure that all of our directors, officers and employees observe high standards of personal and business ethics consistent with the Code of Business Conduct and the Code of Ethics, and to provide a forum to which our directors, officers and employees may report violations or suspected violations of our codes of conduct without fear of harassment, retaliation or adverse employment consequence. These corporate statements are posted on our company website at http://www.formfactor.com. Please note that information on our company website is not incorporated by reference in this Proxy Statement.
PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
      The second proposal is to ratify the selection of PricewaterhouseCoopers LLP as FormFactor’s independent auditor for the fiscal year ending December 31, 2005. The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers as the independent auditor to perform the audit of our financial statements for the fiscal year ending December 31, 2005, and our stockholders are being asked to ratify such selection. Representatives of PricewaterhouseCoopers are expected to be present at the Annual

Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.
      Ratification by our stockholders of the selection of PricewaterhouseCoopers as our independent auditor is not required by applicable law, our certificate of incorporation, our bylaws or otherwise. However, our Board of Directors is submitting the selection of PricewaterhouseCoopers to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify this selection, our Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the selection of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.
      Our Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2005.
Principal Auditor Fees and Services
      The following is a summary of the fees billed to our company by PricewaterhouseCoopers for professional services rendered during the fiscal years ended December 25, 2004, and December 27, 2003.

	2004	2003

Audit Fees	$1,014,000	$420,000
Audit-Related Fees	—	—
Tax Fees	82,000	97,000
All Other Fees	—	—
      Audit Fees. Consists of fees billed for professional services rendered for the audit of our annual consolidated financial statements, the audits of management’s assessment of our internal control over financial reporting and the effectiveness of our internal control over financial reporting, review of our consolidated financial statements included in our Form 10-Q quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
      Audit-Related Fees. Consists of fees billed for assurance and related services that are traditionally performed by the independent accountant and generally are overseen by a licensed accountant and are not reported under “Audit Fees.”
      Tax Fees. Consists of fees billed for professional services for tax compliance, tax preparation, tax advice and tax planning. These services consist of assistance regarding federal, state and international tax compliance, assistance with the preparation of various tax returns, research and design tax study and international compliance.
      All Other Fees. Consists of fees for products and services other than the services reported above.
      The Audit Committee has determined that the provision of the services covered by fees paid to our independent auditor during fiscal 2004 is compatible with maintaining the independence of such auditor.
Pre-Approval of Audit and Non-Audit Services of Independent Auditor
      Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditor and management are required to periodically report to our Audit Committee regarding the extent of services provided by our independent auditor in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the integrity of the Company’s financial statements, the effectiveness of the Company’s internal control over financial reporting, the qualifications, independence and performance of the Company’s independent accountants, the performance of the Company’s internal audit function, and compliance by the Company with legal and regulatory requirements and by employees and officers with the Company’s Statement of Corporate Code of Business Conduct. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal control over financial reporting. In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 25, 2004, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls and internal control over financial reporting, as well as the selection, application and disclosure of critical accounting policies.
      The Audit Committee obtained from the Company’s independent accountants, PricewaterhouseCoopers LLP, the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the accountants any relationships that may impact their objectivity and independence and satisfied itself as to the accountants’ independence. The Audit Committee considered and determined that such accountants’ provision of non-audit services to the Company is compatible with maintaining the accountants’ independence. The Committee reviewed various matters with the accountants, who are responsible for expressing an opinion on the Company’s financial statements as of and for the year ended December 25, 2004, for expressing an opinion on the Company’s internal control over financial reporting and for attesting to management’s report on internal control over financial reporting, based on their audit. The Committee met with the accountants, with and without management present, and discussed the matters required to be discussed by Statement on Auditing Standards No. 61 as amended, “Communication with Audit Committees”, including their judgment as to the quality and the acceptability of the Company’s financial reporting, internal control over financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Committee also discussed with the accountants various control deficiencies, including a material weakness, identified in the Company’s internal control over financial reporting and the remediation steps management has taken and proposes to take to address them.
      Based on the above-mentioned reviews and discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the Company’s financial statements as of and for the year ended December 25, 2004 be included in its Annual Report on Form 10-K for the year ended December 25, 2004 for filing with the Securities and Exchange Commission. The Audit Committee also reappointed, and is presenting for stockholder ratification at the Company’s 2005 Annual Meeting of Stockholders, PricewaterhouseCoopers LLP as the Company’s independent accountants.

Submitted by the Audit Committee

Harvey A. Wagner, Chairman
G. Carl Everett, Jr.
James A. Prestridge
      The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing, except to the extent that FormFactor specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
Beneficial Ownership of our Securities
      The following table presents information regarding the beneficial ownership of our common stock as of March 26, 2005 for:

•	each person or entity known by us to own beneficially more than 5% of our common stock;

•	each of our current directors;

•	our Chief Executive Officer, President, and each of our four other most highly compensated executive officers; and

•	all of our current directors and executive officers as a group.
      The percentage of beneficial ownership for the following table is based on 39,197,061 shares of our common stock outstanding as of March 26, 2005. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days of March 26, 2005 through the exercise of any option, warrant or other right, and restricted shares of our common stock, which are subject to a lapsing right of repurchase at their initial purchase price, purchased by some of our officers who exercised immediately exercisable options. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules and regulations of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has exercised options or warrants into shares of our common stock.
      To our knowledge, except under community property laws or as otherwise noted, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned. Unless otherwise indicated, each director, officer and 5% stockholder listed below maintains a mailing address of c/o FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551.

	Number of	Percentage of
	Shares	Shares
	Beneficially	Beneficially
Beneficial Owner	Owned	Owned

Dr. Igor Y. Khandros(1)	3,525,658	9.0%
Dr. William H. Davidow(2)	282,376	*
Entities affiliated with FMR Corp(3)	4,983,387	12.7
Benjamin N. Eldridge(4)	457,588	1.2
Jens Meyerhoff(5)	381,965	1.0
Yoshikazu Hatsukano(6)	304,005	*
Peter B. Mathews(7)	162,450	*
G. Carl Everett, Jr.(8)	84,618	*
James A. Prestridge(9)	76,248	*
Joseph R. Bronson(10)	62,500	*
Dr. Homa Bahrami(11)	15,500	*
Harvey A. Wagner(12)	12,500	*
All current executive officers and directors as a group (15 persons)(13)	5,560,503	13.7

*	Represents beneficial ownership of less than 1%.

(1)	Includes 104,228 shares issuable upon exercise of options that are exercisable within 60 days of March 26, 2005, all of which are vested. Also includes 1,300,000 shares held by Susan Bloch, Dr. Khandros’ spouse.

(2)	Includes 29,707 shares held by the Davidow Family Trust. Also includes 18,750 unvested shares that are, as of March 26, 2005, subject to our lapsing right of repurchase at the initial purchase price for these shares. Also includes 12,500 shares issuable upon exercise of options that are exercisable within 60 days of March 26, 2005, all of which will be unvested.

(3)	Includes 4,275,945 shares held by Fidelity Management & Research Company, 285,140 shares held by Fidelity International Limited and 422,302 shares held by Fidelity Management Trust Company as reported in the Schedule 13G of FMR Corp. and related persons filed on February 14, 2005 with the Securities Exchange Commission. The address of FMR Corp. and related persons is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	Includes 122,070 shares held by the Benjamin N. Eldridge and Carol McKenzie-Wilson TTEES Benjamin Eldridge and Carol McKenzie-Wilson Living Trust U/ A/ D 4/21/03. Also includes 333,508 shares issuable upon exercise of options that are exercisable within 60 days of March 26, 2005, of which 214,007 shares will be vested and 119,501 shares will be unvested.

(5)	Includes 378,394 shares issuable upon exercise of options that are exercisable within 60 days of March 26, 2005, of which 191,518 shares will be vested and 186,876 shares will be unvested.

(6)	Includes 185,270 shares issuable upon exercise of options that are exercisable within 60 days of March 26, 2005, of which 129,270 shares will be vested and 56,000 shares will be unvested.

(7)	Includes 162,450 shares issuable upon exercise of options that are exercisable within 60 days of March 26, 2005, of which 99,200 shares will be vested and 63,250 shares will be unvested.

(8)	Includes 22,118 shares held by the Everett Family Revocable Trust. Also includes 62,500 shares issuable upon exercise of options that are exercisable within 60 days of March 26, 2005, of which 48,958 shares will be vested and 13,542 shares will be unvested.

(9)	Includes 13,748 shares held by the Prestridge 1989 Family Trust. Also includes 62,500 shares issuable upon exercise of options that are exercisable within 60 days of March 26, 2005, of which 39,583 shares will be vested and 22,917 shares will be unvested.

(10)	Includes 5,000 shares held by a revocable trust, of which Mr. Bronson is a trustee. Also includes 2,000 shares held jointly by Mr. Bronson and his two children. Also includes 5,500 unvested shares that are, as of March 26, 2005, subject to our lapsing right of repurchase at the initial purchase price for these shares. Also includes 19,500 shares issuable upon exercise of options that are exercisable within 60 days of March 26, 2005, all of which will be unvested.

(11)	Includes 12,500 shares issuable upon exercise of options that are exercisable within 60 days of March 26, 2005, of which 4,166 shares will be vested and 8,334 shares will be unvested.

(12)	Represents 12,500 shares issuable upon exercise of options that are exercisable within 60 days of March 26, 2005, of which 2,083 shares will be vested and 10,417 shares will be unvested.

(13)	Includes 24,250 unvested shares that are, as of March 26, 2005, subject to our lapsing right of repurchase at the initial purchase price for these shares, and 1,532,512 shares issuable upon exercise of options that are exercisable within 60 days of March 26, 2005, of which 932,888 shares will be vested and 599,624 shares will be unvested. Also includes 170,824 shares beneficially owned by Stuart L. Merkadeau, which include 163,442 shares issuable upon exercise of options that are exercisable within 60 days of March 26, 2005, of which 81,775 shares will be vested and 81,667 shares will be unvested. Also includes 16,093 shares beneficially owned by Hank Feir, which include 16,041 shares issuable upon exercise of options that are exercisable within 60 days of March, 26, 2005, all of which will be vested. Also includes 8,178 shares beneficially owned by Richard Mittermaier, which include 7,179 shares issuable upon exercise of options that are exercisable within 60 days of March 26, 2005, of which 2,059 shares will be vested and 5,120 shares will be unvested. Mr. Mittermaier, who was our Principal

Accounting Officer at the close of our last financial year, stepped down from that position on March 15, 2005, and continues in his role as our Director of Accounting. Does not include 110,000 unvested options to purchase shares that are not exercisable within 60 days of March 26, 2005, granted to Ronald C. Foster on March 2, 2005.

Equity Compensation Plans
      The following table sets forth certain information, as of December 25, 2004, concerning securities authorized for issuance under all equity compensation plans of FormFactor:

Number of Securities Remaining
	Number of Securities to		Available for Future Issuance
	be Issued Upon Exercise	Weighted-Average Price of	Under Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by the stockholders(1)	5,929,509	$11.88	1,580,864
Equity compensation plans not approved by the stockholders	—	—	—
Total:	5,929,509	$11.88	1,580,864

(1)	Includes our 2002 Equity Incentive Plan, 2002 Employee Stock Purchase Plan, Incentive Option Plan, Management Incentive Plan, 1996 Stock Option Plan and 1995 Option Plan. Since the effectiveness of our 2002 Equity Incentive Plan in connection with our initial public offering, we do not grant any options under our Incentive Option Plan, Management Incentive Plan, 1996 Stock Option Plan and 1995 Option Plan.
[Remainder of page intentionally blank]

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Executive Compensation
      The following table presents information regarding the compensation received during fiscal 2004, 2003 and 2002 by our chief executive officer, our president and each of our four other most highly compensated executive officers. The compensation table excludes other compensation in the form of perquisites and other personal benefits to a named executive officer where that compensation constituted less than the lesser of $50,000 or 10% of his total annual salary and bonus for such fiscal year.

						Long-Term Compensation Awards
		Annual Compensation
						Restricted Stock		Securities
Name and Principal Position	Year	Salary		Bonus		Awards		Underlying Options

Dr. Igor Y. Khandros	2004	$300,097		$194,911		—		—
Chief Executive Officer	2003	276,963		210,319		—		234,228
	2002	252,756		115,800		—		—
Joseph R. Bronson	2004	67,525	(1)	20,000		$1,000,001	(2)	212,500	(3)
President and Member of the Office of the	2003	—		—		—		—
Chief Executive	2002	—		—		—		—
Benjamin N. Eldridge	2004	225,000		113,560		—		—
Senior Vice President of Development and	2003	200,915		156,280		—		53,703
Chief Technical Officer	2002	201,387		77,760		—		94,500
Yoshikazu Hatsukano	2004	318,240	(4)	173,301		—		—
Senior Vice President of Asia-Pacific	2003	271,967	(5)	127,316		—		44,850
Operations and President of FormFactor K.K.	2002	237,815	(6)	89,115	(6)	—		31,500
Jens Meyerhoff	2004	273,846		181,284		—		60,000
Chief Operating Officer	2003	231,819		137,844		—		200,852
	2002	209,849		77,760		—		142,500
Peter B. Mathews	2004	414,325	(7)	10,000		—		—
Senior Vice President of Worldwide Sales	2003	303,147	(8)	—		—		52,200
	2002	251,179	(9)	—		—		58,500

(1)	Includes $34,000 which Mr. Bronson received as a director prior to his employment as our President on November 17, 2004.

(2)	Represents the value of 38,432 restricted stock units granted to Mr. Bronson on November 17, 2004, based on the closing market price of our common stock on the grant date. These restricted stock units, which carry no dividend rights, will vest and be converted into shares of our common stock in four equal installments on each January 1 of 2006, 2007, 2008 and 2009. On December 23, 2004, the last trading day prior to the Company’s fiscal year end of December 25, 2004, the restricted stock units had a value of $1,032,284.

(3)	Includes 12,500 shares of our common stock which Mr. Bronson was given an option to purchase in his capacity as a director prior to his employment as our President on November 17, 2004.

(4)	The U.S. dollar equivalent of the salary, which is paid to Mr. Hatsukano in Japanese Yen, is calculated using the exchange rate at December 25, 2004 of one U.S. dollar to 104.17 Japanese Yen.

(5)	The U.S. dollar equivalent of the salary, which is paid to Mr. Hatsukano in Japanese Yen, is calculated using the exchange rate at December 26, 2003 of one U.S. dollar to 107.55 Japanese Yen.

(6)	The U.S. dollar equivalent of the salary and bonus, which are paid to Mr. Hatsukano in Japanese Yen, is calculated using the exchange rate at December 27, 2002 of one U.S. dollar to 119.92 Japanese Yen.

(7)	Includes $223,069 in sales commissions.

(8)	Includes $132,780 in sales commissions.

(9)	Includes $88,099 in sales commissions.
Option Grants in Fiscal 2004
      The following table presents information regarding grants of stock options during fiscal 2004 to the executive officers named in the executive compensation table above. We granted these options to the named executive officers under our 2002 Equity Incentive Plan. All of the options listed on the following table expire ten years from the date of grant and were granted at an exercise price equal to the fair market value of our common stock as determined by our Board of Directors on the date of grant. The percentage of total options granted to employees in fiscal 2004 is based on grants of options to purchase a total of 1,230,200 shares of our common stock made to all of our employees and named executive officers in fiscal 2004.

	Individual Grants
					Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees in	Price per	Expiration
Name	Granted	Fiscal Year	Share	Date	5%	10%

Joseph R. Bronson	12,500	1.0%	$19.20	5/13/2014	$50,935	$82,498
	200,000	16.3	26.02	11/17/2014	3,272,768	8,293,836
Jens Meyerhoff	60,000	4.9	19.20	5/13/2014	724,487	1,835,991
      Potential realizable values are calculated by:

•	multiplying the number of shares of our common stock subject to a given option by the price per share of our common stock at the time of the grant;

•	assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten-year term of the option; and

•	subtracting from that result the total option exercise price.
      The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future stock price growth. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.
      The option for 12,500 shares of our common stock was granted to Mr. Bronson in his capacity as a director, prior to his employment as our President in November, 2004. The option vests in 12 equal monthly increments beginning on May 13, 2004. The option for 200,000 shares of our common stock granted to Mr. Bronson vests with respect to 25% of the shares on November 17, 2005 and the remaining shares subject to the option vest in 36 equal monthly increments thereafter.
      The option for 60,000 shares of our common stock granted to Mr. Meyerhoff vests in 48 equal monthly increments.
      Except for the option for 12,500 shares of our common stock granted to Mr. Bronson in his capacity as a director, all of the options listed in the above table provide that in the event the officer’s employment is terminated without cause within the 12 months following a change in control transaction, the officer will receive credit for an additional 12 months of service for purposes of calculating the number of shares of our common stock that are vested under such option.

Aggregate Option Exercises in Fiscal 2004
      The following table presents information concerning the exercise of options during fiscal 2004 held by the executive officers named in the executive compensation table above and the unexercised options held by them at December 25, 2004. The value realized represents the difference between the aggregate closing price of the shares on the date of exercise less the aggregate exercise price paid. The value of the unexercised options that are in-the-money is calculated based on the difference between $26.86, the closing price per share of our common stock on December 23, 2004, the last trading day prior to our fiscal year end of December 25, 2004, and the exercise price for the shares underlying the option, multiplied by the number of shares. The values of the unexercised options have not been, and may never be, realized.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the Money Options at
	Shares		Options at Fiscal Year-End		Fiscal Year-End
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Igor Y. Khandros	—	—	104,228	130,000	$1,340,372	$956,800
Joseph R. Bronson	28,000	$376,000	19,500	200,000	238,270	168,000
Benjamin N. Eldridge	—	—	333,508	36,800	7,080,950	270,848
Yoshikazu Hatsukano	10,000	214,500	185,270	44,850	4,039,597	330,096
Jens Meyerhoff	107,000	1,628,351	372,144	118,000	6,738,318	883,480
Peter B. Mathews	5,000	125,855	174,666	45,534	3,628,792	335,130
Certain Employee Benefit Plans
      Key Management Bonus Plan. Our Board of Directors has adopted a Key Employee Bonus Plan which provides awards to our chief executive officer, president, senior vice presidents, vice presidents and other employees based upon the percentage achievement of corporate objectives and personal objectives for these individuals. Bonus target percentages for these awards for each participant level are established for each fiscal year. Corporate objectives are also established for each fiscal year. In fiscal 2004, the corporate objectives were based upon bookings, net sales and operating profit. Personal objectives are determined by the management of the Company and/ or the immediate supervisor(s) of the participant in consultation with the participant. These objectives are generally critical to the success of the participant in our company and relate to the overall business priorities of our company. For each participant, percentage participation rates are based upon the level of that individual’s responsibility and the scope of that individual’s work in our organization. This plan is administered by the Compensation Committee.
      Sales Incentive Plan. The Company has adopted a Sales Incentive Plan that provides incentive commissions to each member of our sales force who is a senior vice president, vice president, director, account manager or regional manager. These commissions are based upon bookings for the region in which the sales member participates and upon personal objectives determined by the management of the Company and/ or the immediate supervisor of the sales member in consultation with the sales member. The commissions of each participating member of our sales force are calculated based upon a percentage of that member’s base salary with the commission allocated between the bookings targets and the member’s personal objectives. These incentive commissions are paid on a semi-annual basis. This plan is administered by the management of the Company.
      Employee Stock Purchase Plan. Employees of FormFactor, including our executive officers, members of our board of directors, who are employees of FormFactor, or any parent or subsidiary of FormFactor and who own our common stock or hold options to purchase our common stock in an amount less than 5% of our total outstanding shares, are eligible to participate in our 2002 Employee Stock Purchase Plan. The 2002 Employee Stock Purchase Plan is designed to enable eligible employees to purchase shares of our common stock at a discount on a periodic basis through payroll deductions of between 1% and 15% of their cash compensation. Each offering period under this plan is for two years and consists of four six-month purchase periods. The purchase price for shares of our common stock purchased under this plan will be 85% of the lesser of the fair market value of our common stock on the first day of the applicable offering period or the last day of each purchase period. No participant will be able to purchase shares having a fair market value of more than $25,000, determined as of the first day of the applicable offering period, for each calendar year in which the employee participates in this plan.
      401(k) Plan. Members of our board of directors, who are employees of FormFactor, or any parent or subsidiary of FormFactor, are also eligible to participate in our other employee benefit plans, including our 401(k) Plan, and if applicable based on their position with FormFactor, or any parent or subsidiary of FormFactor, in our Key Employee Bonus Plan and Sales Incentive Plan.
Change of Control, Severance, Employment and Indemnification Agreements
      Under our Key Employee Bonus Plan, if a change in control of our company occurs, all bonus awards will be deemed to have been earned at 100% of the bonus target percentage for the current plan year and will be paid to the participants at that time. This plan is administered by the Compensation Committee.
      Our current stock option agreements under our stock option plans for our officers, including our 2002 Equity Incentive Plan, provide that in the event the officer’s employment is terminated without cause within the 12 months following a change in control transaction, the officer will receive credit for an additional 12 months of service for purposes of calculating the number of shares of our common stock that are vested under such option.
      We have entered into an agreement with Mr. Hatsukano, our Senior Vice President of Asia-Pacific Operations and the President of FormFactor K.K., that provides that if his employment is terminated, he will receive a severance payment equal to one month’s base salary for each year of service to us, with partial years being prorated. If Mr. Hatsukano’s employment is terminated for reasons other than cause, he will receive an additional lump sum payment equal to one month’s base salary.
      Additionally, we have entered into change of control severance agreements with each of our named executive officers and certain other executives. We adopted these agreements as part of our review of compensation and benefits of the Company. Each change of control severance agreement provides for the executive to receive the following severance benefits upon a qualifying termination of employment within one year following a change of control of the Company, subject to the executive signing a release of claims against the Company:

•	A lump sum severance payment equal to one year of base salary and bonus;

•	Health benefits continuation for one year (subject to the participating executive’s compliance with a confidentiality agreement and an agreement not to solicit employees of the Company for one year after termination); and

•	Fully accelerated vesting of options or other equity awards.
      Terminations of employment that entitle the executive to receive severance benefits under the change of control severance agreement consist of either termination by the Company without cause or by resignation of the executive for good reason (as each of these terms is defined in the agreement) within one year following a change of control.
      The change of control severance agreements provide that if payments to an executive are subject to the excise tax imposed by Section 280G of the Internal Revenue Code, the severance benefits will be reduced to the extent that such reduction would increase the benefits received by the executive on an after-tax basis.
      A “change of control” for purposes of the change of control severance agreements means:

•	The consummation of a merger or consolidation of the Company resulting in a change in ownership of more than 40% of the total voting securities of the Company;

•	Any approval by the shareholders of the Company of a plan of complete liquidation of the Company, other than as a result of insolvency;

•	The sale or disposition of all or substantially all of the Company’s assets;

•	An acquisition of 40% or more of the Company’s voting securities; or

•	During any period of two consecutive years, the current directors (or their successors approved by the Board of Directors) ceasing to constitute a majority of the Board of Directors.
      The change of control severance agreements do not alter the at-will employment of the executives who have entered into them.
      In February 2005 we entered into a letter agreement with Ronald C. Foster providing for his employment as Chief Financial Officer of the Company. The letter agreement provides that Mr. Foster will be paid a salary of $275,000 per year, is eligible to receive a bonus targeted at 70% of his base salary and may also receive certain equity awards. Additionally, pursuant to the letter agreement, Mr. Foster was paid a sign-on bonus of $50,000. Pursuant to the letter agreement, Mr. Foster was granted, as of his effective hire date, options to purchase 110,000 shares of FormFactor stock with an exercise price of $22.83 per share. These options vest over 4 years, with 25% vesting on the first anniversary of Mr. Foster’s effective hire date and the remainder vesting monthly over the following 3 years. Mr. Foster has also entered into a change of control severance agreement with terms as described above.
      We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to our company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.
REPORT OF THE COMPENSATION COMMITTEE
      The Compensation Committee of the Board of Directors of FormFactor determines the salaries, bonuses and other compensation of the company’s executive officers. The Compensation Committee is composed of the three directors named below. Each member of the Compensation Committee is independent within the meaning of the rules of the Nasdaq National Market, a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, and an outside director within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee operates under a written charter adopted by FormFactor’s Board of Directors and by the Compensation Committee that is reviewed annually.
      Compensation Policy. The Compensation Committee believes that the compensation programs for the executive officers of FormFactor should be designed to attract, motivate, reward and retain talented executives, who are critical to the success of the company. The Compensation Committee also believes that such compensation programs should relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and that enables FormFactor to attract, motivate, reward and retain key executive officers. Within this overall philosophy, the committee’s objectives are to:

•	offer a total compensation package that is competitive with total compensation packages in effect at technology companies that are of comparable size to FormFactor, that engage in similar or complementary industries, and with which FormFactor competes for executive personnel;

•	provide annual incentive awards, such as cash bonuses and stock-based incentive awards, that take into account FormFactor’s overall financial performance in terms of designated corporate objectives, as well as individual contributions; and

•	align the interests of FormFactor’s executive officers with those of the company’s stockholders by providing significant equity-based, long-term incentive awards.
      Base Salary. Base salaries for executive officers for the fiscal year ended December 25, 2004 were generally determined on an individual basis by evaluating each executive officer’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

      Annual Incentive Awards. In the past, FormFactor has included performance-based bonuses, payable in cash and/or stock-based incentive awards, as part of each executive officer’s annual compensation plan. Annual performance-based bonuses are based on mutually agreed upon goals and objectives. This practice is expected to continue and each executive officer’s annual performance will be measured by the achievement of established goals and objectives.
      Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of FormFactor’s executive officers with the long-term interests of the company’s stockholders and encourages the company’s executive officers to continue to work for FormFactor. Stock options generally have value for executive officers only if the price of common stock increases above the fair market value on the grant date and the officer continues in the employment of the company for the period required for the shares to vest.
      The Compensation Committee grants stock options to its executive officers in accordance with the 2002 Equity Incentive Plan. In the fiscal year ended December 25, 2004, stock options were granted to an executive officer to recognize his increased responsibilities. Stock options have been granted to executive officers when the officer first joins the Company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Compensation Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the Compensation Committee and for each officer, it is primarily based on the officer’s anticipated future contribution and ability to impact the results, past performance and consistency within the officer’s peer group. In the fiscal year ended December 25, 2004, the Compensation Committee considered these and other factors, including the number of stock options held by executive officers as of the date of the grant that remained unvested. In February 2005 the Compensation Committee granted stock options to various executive officers consistent with the foregoing philosophies; these grants included recognition for performance in the fiscal year ended December 25, 2004. The vesting for stock options is designed to further ensure the retention of the company’s officers. The stock options are granted at a price that is equal to the fair market value of FormFactor’s common stock on the date of grant.
      Chief Executive Officer Compensation. The base salary, annual incentive awards and long-term incentive awards of Dr. Igor Y. Khandros, the chief executive officer of FormFactor, for the fiscal year ended December 25, 2004 as described in this Proxy Statement under the heading “Executive Compensation and Related Information” were determined by the Compensation Committee in a manner consistent with the factors described above for all of the company’s executive officers. For fiscal 2005, the Compensation Committee will evaluate the compensation of FormFactor’s chief executive officer consistent with the factors described above for all executive officers.
      Effect of Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code limits the tax deduction of a publicly held company in any taxable year to $1,000,000 for compensation paid to the chief executive officer and the four other most highly compensated executive officers. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the 2002 Equity Incentive Plan meet the requirements that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1,000,000 limit. The Compensation Committee’s present intention is to comply with Section 162(m), although the committee may award compensation that does not comply with Section 162(m) depending upon the specific circumstances if in the best interests of FormFactor and its stockholders.

Submitted by the Compensation Committee

Dr. William H. Davidow, Chairman
G. Carl Everett, Jr.
James A. Prestridge

      The information contained in this Report of the Compensation Committee shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing, except to the extent that FormFactor specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
[Remainder of page intentionally blank]

STOCK PRICE PERFORMANCE GRAPH
      The following graph shows the total stockholder return of an investment of $100 in cash on June 12, 2003, the date our common stock began to trade on the Nasdaq National Market, through December 25, 2004, the last date of trading of our fiscal 2004 for (1) our common stock, (2) the S&P 500 Index and (3) the RDG Semiconductor Composite Index. All values assume reinvestment of the full amount of all dividends. No cash dividends have been declared on shares of our common stock. Stockholder returns over the indicated period are based on historical data and are not necessarily indicative of future stockholder returns.
COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN*
AMONG FORMFACTOR, INC., THE S & P 500 INDEX
AND THE RDG SEMICONDUCTOR COMPOSITE INDEX

	Cumulative Total Return

	6/03	6/03	7/03	8/03	9/03	10/03	11/03	12/03	1/04	2/04	3/04	4/04	5/04	6/04	7/04	8/04	9/04	10/04	11/04	12/04

FORMFACTOR, INC.	100.00	126.43	133.14	139.93	154.21	178.07	182.14	141.43	132.79	144.64	149.21	125.71	134.43	160.36	143.43	125.00	138.36	167.50	172.21	193.86

S & P 500	100.00	101.28	103.06	105.07	103.96	109.84	110.80	116.61	118.75	120.41	118.59	116.73	118.33	120.63	116.64	117.11	118.38	120.18	125.05	129.30

RDG SEMICONDUCTOR COMPOSITE	100.00	97.56	110.60	128.44	120.57	144.23	149.93	143.32	144.90	142.05	135.41	123.23	135.58	131.32	113.18	101.94	104.21	111.40	114.34	116.49

*	$100 invested on 6/12/03 in stock or on 5/31/03 in index-including reinvestment of dividends. Fiscal year ending December 31.
Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/ S&P.htm
      The information contained above shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Other than the compensation arrangements that are described above in “Director Compensation,” the option grants and exercises, stock purchases and other arrangements that are described in “Executive Compensation and Related Information,” and the transactions described below, since December 28, 2002, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $60,000 and in which any current director, executive officer, holder of more than 5% of our common stock or entities affiliated with them had or will have an interest.
Registration Rights
      Certain of our common stockholders, who own shares of our common stock that were issued upon the automatic conversion of their preferred stock upon the closing of our initial public offering, have registration rights under various agreements to which we are a party. These stockholders include Dr. Igor Y. Khandros, who is our chief executive officer and a director, Dr. Khandros’ spouse, and Benjamin N. Eldridge, who is our senior vice president of development and chief technical officer.
Loans to Executive Officers
      We made no loans to our executive officers in fiscal 2004, and we have no outstanding loans to our executive officers and directors.
PROPOSALS FOR OUR 2006 ANNUAL MEETING OF STOCKHOLDERS
      Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials. Our stockholders may submit proposals on matters appropriate for stockholder action at our annual meetings of stockholders, including director nominations, in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in our proxy materials relating to our 2006 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied, the information required by Rule 14a-8 and our bylaws must be timely submitted to us and such proposals must be received by us no later than December 15, 2005. Such proposals should be delivered or mailed to the attention of our corporate secretary at our principal executive offices, which are FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, and we also encourage you to send a copy via e-mail to corporatesecretary@formfactor.com.
      Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, the stockholder must have given timely notice thereof in writing to the corporate secretary not less than 75 nor more than 105 days prior to the anniversary of the date of the immediately preceding annual meeting of stockholders. To be timely for the 2006 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by the corporate secretary at our principal executive offices between January 25, 2006 and February 27, 2006. In no event will the public announcement of an adjournment or a postponement of our annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above. A stockholder’s notice to the corporate secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws and applicable law.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by the rules and regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms that they file.

      Based solely on our review of these forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements for the year ended December 25, 2004 were met, except that Mr. Meyerhoff, who is an executive officer of our company, did not timely file a Form 4 for stock options granted to him by the Compensation Committee in May 2004. A Form 4 was filed in 2004 with the Securities and Exchange Commission to reflect these stock option grants.
OTHER BUSINESS
      Our Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the accompanying Notice of Annual Meeting of Stockholders. As to any business that may properly come before the Annual Meeting, however, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the designated proxy holders.
      Whether or not you expect to attend the Annual Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope (to which no postage need be affixed if mailed in the United States) so that your shares of FormFactor common stock may be represented at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Stuart L. Merkadeau
Secretary
April 25, 2005

Appendix A
Charter of the
Audit Committee of the Board of Directors

I.	Purpose
      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of FormFactor, Inc. (the “Company”) is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including oversight of the Company’s systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, internal audit function and the appointment, compensation and evaluation of the Company’s independent auditors.

II.	Organizational Matters

A.	Membership
      All members of the Committee will be appointed at least annually by the Board, based on the recommendations of the Company’s Governance Committee. The members of the Committee shall serve at the discretion of the Board. The Committee shall consist of at least three members of the Board, with the exact number being determined by the Board. Each member of the Committee shall meet the following criteria (in each case to the extent that such requirement is effective from time to time):

1. Each member will be an independent member of the Board as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the “Rules”);

2. Each member will meet the independence requirements for audit committee members specified by the rules and regulations of the Securities and Exchange Commission (“SEC”);

3. Each member will meet such other qualifications for membership on an audit committee as the Nasdaq may promulgate from time to time, including being able to read and understand fundamental financial statements at the time of appointment;

4. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities in accordance with applicable Nasdaq rules;

5. At least one member will be an “audit committee financial expert” as defined by applicable SEC rules; and

6. No member will have participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the most recent three years.
      Unless the Board designates a chair, the members of the Committee may designate a chair by majority vote of the Committee membership. A majority of the members of the Committee will constitute a quorum for the transaction of the business of the Committee.

B.	Funding
      The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to (i) the Company’s independent auditors for the purpose of rendering or issuing an audit report or preparing any other audit, review or attest services for the Company, and (ii) any outside advisors employed by the Committee pursuant to this charter. The Company shall pay the ordinary administrative expenses of the Committee that are necessary or appropriate for carrying out its duties.

C.	Compensation
      Members of the Committee shall receive such fees for their services as Committee members as may be determined by the Board. Members of the Committee may not receive any compensation from the Company except the fees that they receive for services as a member of the Board or any committee thereof.

D.	Investigations, Studies and Outside Advisors
      The Committee shall have unrestricted access to Company personnel and documents, shall have authority to direct and supervise an investigation into any matters within the scope of its duties, and shall have authority to engage and determine funding for independent counsel, experts and other advisors as it determines to be necessary or appropriate to carry out its responsibilities and duties.

E.	Delegation of Authority
      The Committee may, to the extent permitted under applicable law and regulations and the Company’s certificate of incorporation and bylaws, delegate to one or more designated members of the Committee the authority to perform specific duties and responsibilities of the Committee.

III.	Meetings and Reports

A.	Meetings
      The Committee will hold such regular or special meetings as its members or the chair shall deem necessary or appropriate, and in all events meet at least once each quarter. The Committee shall meet at least once each quarter with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company’s financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chair of the Committee on behalf of all of the Committee members, shall communicate with management and the independent auditors at least once per quarter in connection with their review of the Company’s financial statements. The Committee shall establish in advance a calendar for all then-contemplated meetings for the fiscal year. Meetings may be held telephonically. In lieu of a meeting, the Committee may also act by unanimous written consent.

B.	Minutes
      The Committee will maintain written minutes of its meetings, which minutes (and any action by written consent) will be filed with the minutes of the meetings of the Board.

C.	Reports
      The Committee shall report regularly (orally or in writing) to the Board (or the independent directors of the Board, as applicable) regarding matters for which the Committee has responsibility and any other issue that the Committee believes should be brought to the attention of the Board.

IV.	Authority, Responsibilities and Duties
      The Committee has the authority to undertake the specific responsibilities and duties listed below and such other specific duties as the Committee deems necessary to fulfill its purpose and as the Board may from time to time prescribe.

A.	Processes, Controls and Risk Management
      Specific responsibilities of the Committee in connection with processes, controls and risk management shall include those listed below.
      1. Meeting periodically with management, the individuals or entities performing the internal audit functions, and the Company’s independent auditors to discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and its internal processes and controls over financial reporting, the completeness and accuracy of the Company’s financial statements and such other matters as the Committee wishes to discuss.
      2. Reviewing reports prepared by management assessing the adequacy and effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting, prior to the inclusion of such reports in the Company’s annual report and related disclosures in the Company’s quarterly reports.
      3. Discussing with management the Company’s policies with respect to risk assessment and risk management.
      4. Reviewing on at least a quarterly basis the status of any legal matters, pending or threatened, that could have a significant impact on the Company’s financial statements.
      5. Reviewing the status of any inquiries or investigations by law enforcement or regulatory agencies.
      6. Reviewing on at least an annual basis the Company’s compliance with and changes to laws and regulations pertaining to taxes, export control, OSHA, worker’s compensation, and similar matters.
      7. Reviewing and approving the Company’s disaster recovery and business continuity plan.
      8. Overseeing the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and investments.
      9. Establishing and monitoring the procedures for the receipt, retention, review and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

B.	SEC Reports and Other Disclosures
      Specific responsibilities of the Committee in connection with SEC reports and other disclosures shall include those listed below.
      1. Reviewing with management and the Company’s independent auditors as appropriate, before release and filing with the SEC:

a. the Company’s quarterly and annual financial statements, including any report or opinion by the independent auditors;

b. the Company’s earnings announcements;

c. the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s Forms 10-Q and 10-K, and in the Company’s registration statements under the Securities Act of 1933; and

d. The results of the independent auditors’ audit of the Company’s annual financial statements and the independent auditors’ review of the Company’s interim financial statements.
      2. Recommending to the Board whether to include the Company’s audited financial statements in the annual report on Form 10-K.
      3. Preparing annually a report for inclusion in the proxy statement for the Company’s annual meeting of stockholders, in accordance with then-applicable SEC rules and regulations.

C.	Independent Auditors
      Specific responsibilities of the Committee in connection with the independent auditors shall include those listed below.
      1. Appointing, determining the compensation and funding for and overseeing the work of any registered public accounting firm engaged to render an audit or perform other audit, review or attest services for the Company. Reviewing the independence, performance, experience and qualifications of the independent auditors. The Committee shall have sole authority to approve the hiring and firing of any such independent auditors and the independent auditors shall report directly to the Committee.
      2. Obtaining and reviewing, on at least an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and proposed audit scope, setting the compensation and fees, and evaluating, discussing with the auditors and terminating, as necessary, any relationships or services that the Committee believes could compromise the objectivity and independence of the independent auditors.
      3. Pre-approving all audit and permissible non-audit services to be provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is permissible) in accordance with applicable laws, and establishing pre-approval policies and procedures, as permitted by applicable law and the rules and regulations of the SEC, for the engagement of independent auditors to render services to the Company.
      4. Discussing with the Company’s independent auditors the independent auditor’s annual audit plan, including the scope of audit activities, staffing of the audit and any other matters required to be discussed in accordance with Statement of Accounting Standard No. 61, as then applicable.
      5. Obtaining and reviewing at least annually a report from the independent auditors addressing:

a. all critical accounting policies and practices to be used;

b. all alternative treatments within generally accepted accounting principles of material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

c. other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

d. any comments or recommendations of the independent auditors outlined in their annual management letter; and

e. the adequacy of the Company’s accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the Committee by each group.
      6. Reviewing with management and the independent auditors the results of the annual audit of the Company, discussing significant issues, events and transactions, the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company’s financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and resolving any disagreements among management and the independent auditors regarding financial reporting.
      7. Discussing any comments or recommendations outlined in the annual report of the independent auditors, and establishing a schedule for implementing any recommended changes and monitoring the implementation.
      8. Communicating with the Company’s independent auditors about the Company’s expectations regarding its relationship with the auditors, including the independent auditors’ ultimate accountability to the Committee, as representatives of the Company’s stockholders.

      9. Monitoring and periodically considering the rotation of partners of the independent auditors on the Company’s independent audit engagement team as required by applicable law.

D.	Other Duties and Responsibilities
      Specific responsibilities of the Committee in connection with other matters related to its activities shall include those listed below.
      1. Consulting with the independent auditors and the Director of Internal Audit at least once each quarter out of the presence of management about internal controls, the fullness and accuracy of the Company’s financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.
      2. Reassessing on an annual basis the scope of the internal audit department, including staffing, funding, audit plan and any necessary changes to relevant processes. Reviewing the results of internal audits, including high-risk deficiencies, recommended corrective actions and whether the Company’s management has implemented the recommendations.
      3. Reviewing and reassessing the adequacy of the Committee’s charter on at least an annual basis. Submitting the charter to the Company’s Board for review and approval and including a copy of the charter as an appendix to the Company’s proxy statement as required by the then-applicable rules and regulations of the SEC (currently, once every three years).
      4. Reviewing developments in accounting principles, auditing standards, independence standards and reporting standards.
      5. Performing any other activities required by applicable law, rules or regulations, including the rules of the SEC and any stock exchange or market on which the Company’s Common Stock is listed, and perform other activities that are consistent with this charter, the Company’s Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

[FFRCM – FORM FACTOR, INC.] [FILE NAME: ZFFR62.ELX] [VERSION – (2)] [04/12/05] [orig. 02/23/05]

DETACH HERE

PROXY

FORMFACTOR, INC.

PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

(This proxy is solicited on behalf of the Board of Directors of FormFactor, Inc.)
P

R

O

X

Y

The undersigned stockholder of FormFactor, Inc. hereby revokes all prior proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held May 19, 2005, appoints Stuart L. Merkadeau and Richard Mittermaier, or either of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock, par value $0.001 per share, of FormFactor, Inc. held of record by the undersigned stockholder at the close of business on March 31, 2005, at the 2005 Annual Meeting of Stockholders to be held at our offices, located at 7005 Southfront Road in Livermore, California, on Thursday, May 19, 2005 at 3:00 p.m., Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned stockholder might or could do if personally present thereat.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO VOTING CHOICE IS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS II NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSAL NO. 2.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

FORMFACTOR, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

[FFRCM - FORM FACTOR, INC.] [FILE NAME: ZFFR61.ELX] [VERSION - (3)] [04/19/05] [orig. 02/23/05]
DETACH AND RETURN THIS PORTION ONLY

☒	Please mark votes as in this example.	#FFR

FORMFACTOR, INC.

Your vote is important. Whether or not you plan to attend the 2005 Annual Meeting of Stockholders of FormFactor, Inc. in person, we urge you to complete, date, sign and promptly mail this proxy in the enclosed postage-paid envelope (to which no postage need be affixed if mailed in the United States) so that your shares of our common stock may be represented at the Annual Meeting.

THE BOARD OF DIRECTORS OF FORMFACTOR RECOMMENDS A VOTE “FOR” THE ELECTION OF THE CLASS II NOMINEES LISTED BELOW TO THE BOARD OF DIRECTORS AND “FOR” PROPOSAL NO. 2.

1.	To elect as Class II directors the following nominees:							FOR	AGAINST	ABSTAIN
	(01) G. Carl Everett, Jr., (02) Dr. Homa Bahrami					2.	To ratify the selection of PricewaterhouseCoopers LLP as independent auditor of FormFactor, Inc. for the fiscal year ending December 31, 2005.	☐	☐	☐
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

	☐	For all nominees except as written above

							Mark box at right if you plan to attend the Annual Meeting.			☐

							Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐
This proxy must be signed for your instructions to be executed. Each joint owner should sign. Signature should correspond with names printed on this proxy. Attorneys, executors, administrators, guardians, trustees, corporate officers or other signing in a representative capacity should give full title.

Please complete, date, sign and promptly mail this proxy whether you plan to attend the Annual Meeting or not. If you do attend the Annual Meeting, you may vote in person if your desire.

Signature:	Date:	Signature:	Date: